PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated February 27, 2003)

Principal Protected Notes

UBS AG $3,000,000 NOTES LINKED TO GOLD BULLION DUE APRIL 29, 2011

Issuer:                          UBS AG

Maturity Date:                   April 29, 2011 (Investment term of 5 years and
                                 9 months)

No Interest Payment:             We will not pay you interest during the term of
                                 the Notes.

Underlying Commodity:            The return on the Notes is linked to the market
                                 price of gold.

Principal Protection:            100% at maturity.

Payment at Maturity:             At maturity, you will receive a cash payment
                                 per $10 principal amount of your Notes equal to the GREATER of:

                                    (i)     $10

                                    OR

                                    (ii)    $10 plus a supplemental redemption
                                            amount. The supplemental redemption
                                            amount will be determined by
                                            applying a participation rate of 72%
                                            to any increase in the gold spot
                                            price over the term of the Notes.

                                 For a description of how your payment will be calculated at maturity, see "What are the Notes?" on page S-1 and "Specific Terms of the Notes--Payment at Maturity" on page S-13.

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

Booking Branch:                  UBS AG, Jersey Branch

CUSIP Number:                    90261KLN8


SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ............        100%             1.65%           98.35%
Total ...............     $3,000,000         $49,500        $2,950,500



UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated July 25, 2005                 [UBS Logo Omitted] UBS

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS, offering principal protection. The return on the Notes is linked to the market price of gold. We will not pay you interest during the term of the Notes. You will receive at least the principal amount of the Notes if you hold the Notes to maturity.

At maturity, we will pay you in cash per $10 principal amount of your Notes the GREATER of:

      (i) $10

         OR

      (ii) $10 plus the supplemental redemption amount.

      The "supplemental redemption amount" per $10 principal amount of the Notes will equal:

                   ending price - starting price
         $10 x  ______________________________  x participation rate starting price

      The "starting price" equals $425.40, the gold spot price on July 25, 2005 (the "trade date").

      The "ending price" will equal the gold spot price on April 25, 2011 (the "final valuation date").

      The "participation rate" is a fixed percentage equal to 72%, which will be applied to the amount by which the ending price exceeds the starting price in determining the supplemental redemption amount.

      The "gold spot price" means the afternoon fixing price for one troy ounce of .995 gold, expressed in U.S. dollars, as determined by the London Gold Market. This price is also referred to as the "London P.M. Fixing Price." For more information on the London P.M. Fixing Price, see "Operation of the Gold Bullion Market" on page S-10.

      The "London Gold Market" means the market in London on which the members of the London Bullion Market Association, or its successors ("LBMA"), quote prices for the buying and selling of gold.

      "gold" means gold bars or unallocated gold complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect.

      For a further description of how your payment at maturity will be determined, see "Examples" on page S-4, "Return Profile at Maturity" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-13.

SELECTED PURCHASE CONSIDERATIONS

> POTENTIAL RETURN--The Notes are offered by UBS for investors who seek to participate in the potential appreciation in the market price of gold, while protecting principal at maturity.

> PRINCIPAL PROTECTION--You will receive at least 100% of the principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of gold.

> NO INTEREST PAYMENTS--We will not pay you interest during the term of the Notes.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note. Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-6.

> PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--Your principal is only protected if you hold your Notes until maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. Several factors, many of which are beyond our control, will influence the market value of the Notes. While we expect that generally the market price of gold and the frequency and magnitude of changes in the market price of gold will affect the market value of the Notes more than any other single factor, other factors that may influence the market value of the Notes include, but are not limited to, interest rates in the market, gold borrowing and lending rates, supply and demand for the Notes, global or regional economic, financial, political, regulatory, judicial or other events, and our creditworthiness. If you sell your Notes prior to maturity, you may have to sell them at a loss. You should be willing to hold the Notes to maturity.

> GOLD MAY OUTPERFORM THE NOTES DUE TO THE PARTICIPATION RATE--Your investment in the Notes may not perform as well as an investment in gold or in a security whose return is based solely on the market price of gold because the participation rate of 72% is less than 100%. See "Return Profile at Maturity" on page S-5.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

>    You are willing to hold the Notes to maturity.

> You seek an investment linked to the market price of gold that will protect your principal at maturity and offer the possibility of a positive return.

>    You believe that the ending price will be higher than the starting price.

>    You do not seek current income from your investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You are unable or unwilling to hold the Notes to maturity.

>    You believe that the ending price will not exceed the starting price.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

> In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to 4.55% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual supplemental redemption amount will be, or that the actual supplemental redemption amount will even exceed zero.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-20.

EXAMPLES
--------------------------------------------------------------------------------
  COMMON ASSUMPTIONS
--------------------------------------------------------------------------------

  Principal amount of the Note:             $10.00

  Participation rate:                       72%

  Starting price of gold:                   $425.40 per ounce
                                                        (ending price - starting price)
  Supplemental redemption amount:           $10.00 x    (  ___________________________)  x participation
                                                        (       starting price        )        rate

--------------------------------------------------------------------------------
  EXAMPLE 1 -- GOLD SPOT PRICE IS UP 50% FROM $425.40 TO $638.10 PER OUNCE
--------------------------------------------------------------------------------
  The supplemental redemption amount is calculated by applying the participation rate of 72% to any increase in the gold spot price over the term of the Notes. Accordingly, investor receives at maturity the principal amount of $10.00 for each Note plus a supplemental redemption amount of $3.60, as set forth below:

  Payment at maturity per Note is therefore the GREATER of:

      (i) Principal amount of each Note =                                 $10.00
                                                                          ------

            OR

      (ii)        Principal amount of each Note =               $10.00

            PLUS

          Supplemental redemption amount of each Note:

                        (   $638.10 - $425.40  )
              $10.00 x  (______________________)  x 72% =       $ 3.60
                        (        $425.40       )

          Total:                                                          $13.60
                                                                          ------

  THEREFORE, INVESTOR RECEIVES $13.60 AT MATURITY (36.0% TOTAL RETURN ON INVESTMENT IN THE NOTES).

--------------------------------------------------------------------------------
  EXAMPLE 2 -- GOLD SPOT PRICE IS DOWN 50% FROM $425.40 TO $212.70 PER OUNCE
--------------------------------------------------------------------------------

  The supplemental redemption amount is calculated by applying the participation rate of 72% to any increase in the gold spot price over the term of the Notes. Accordingly, investor receives at maturity only the full principal amount of $10.00 for each Note, as set forth below:

  Payment at maturity per Note is therefore the GREATER of:

      (i) Principal amount of each Note =                                 $10.00
                                                                          ------
            OR

      (ii)        Principal amount of each Note =               $10.00

            PLUS

          Supplemental redemption amount of each Note:


                        (  $212.70 - $425.40   )
              $10.00 x  (______________________)   x 72% =      $(3.60)
                        (        $425.40       )

          Total:                                                          $ 6.40
                                                                          ------

  THEREFORE, INVESTOR RECEIVES $10.00 AT MATURITY (0.0% TOTAL RETURN ON INVESTMENT IN THE NOTES).

RETURN PROFILE AT MATURITY

The hypothetical return profile at maturity of the Notes versus gold is presented in the table and graph below. This analysis assumes gold price performance from -100% to 100%.

--------------------------------------------------------------------------------
  ASSUMPTIONS:
--------------------------------------------------------------------------------
  Underlying commodity:                        Gold
  Starting price of gold:                      $425.40  per ounce
  Principal protection:                        100%
  Participation rate:                          72%
  Term of notes:                               5 years and 9 months
  Principal amount:                            $10.00

TABLE OF RETURN PROFILE
--------------------------------------------------------------------------------
                                    72% OF                           PAYMENT AT
     RETURN                        POSITIVE                            MATURITY
       ON                         RETURN ON                           ($10.00 +
      GOLD                           GOLD                 RETURN       RETURN ON
     BULLION                        BULLION              ON NOTE*       NOTE)*
--------------------------------------------------------------------------------
      100%                           72.0%                 $7.20       $17.20
       90%                           64.8%                 $6.48       $16.48
       80%                           57.6%                 $5.76       $15.76
       70%                           50.4%                 $5.04       $15.04
       60%                           43.2%                 $4.32       $14.32
       50%                           36.0%                 $3.60       $13.60
       40%                           28.8%                 $2.88       $12.88
       30%                           21.6%                 $2.16       $12.16
       20%                           14.4%                 $1.44       $11.44
       10%                            7.2%                 $0.72       $10.72
--------------------------------------------------------------------------------
        0%                            0.0%                 $0.00       $10.00
--------------------------------------------------------------------------------
       20%                            0.0%                 $0.00       $10.00
       40%                            0.0%                 $0.00       $10.00
       60%                            0.0%                 $0.00       $10.00
       80%                            0.0%                 $0.00       $10.00
     -100%                            0.0%                 $0.00       $10.00
--------------------------------------------------------------------------------
*VALUES HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.





                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the market price of gold. Investing in the Notes is not equivalent to investing directly in gold or securities whose return is based solely on the market price of gold. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS ONLY PROTECTED IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes until maturity. If you sell your Notes in the secondary market prior to maturity you may have to do so at a discount from the principal amount, and as a result you may suffer losses. The principal amount of your Notes is only protected if you hold your Notes to maturity.

THE MARKET PRICE OF GOLD WILL AFFECT THE MARKET VALUE OF THE NOTES.

We expect that generally the market value of the Notes will depend primarily on the market price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include macroeconomic factors, including, among other things:

>    the structure of and confidence in the global monetary system;

>    expectations of the future rate of inflation;

> the relative strength of, and confidence in, the U.S. dollar, the currency in which the price of gold is generally quoted;

>    interest rates and gold borrowing and lending rates; and

> global or regional economic, financial, political, regulatory, judicial or other events.

Gold prices may also be affected by industry factors such as:

>    industrial and jewelry demand;

> lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold;

>    levels of gold production and production costs; and

> short-term changes in supply and demand because of trading activities in the gold market.

It is not possible to predict the aggregate effect of all or any combination of these factors. Your Notes may trade differently from the market price of gold, and changes in the market price of gold may not result in comparable changes in the market value of your Notes.

YOU WILL NOT RECEIVE THE SAME RETURN ON YOUR NOTES THAT YOU WOULD RECEIVE BY OWNING GOLD OR A SECURITY DIRECTLY LINKED TO THE MARKET PRICE OF GOLD.

The return on your Notes will not reflect the return you would realize if you actually owned gold or a security directly linked to the market price of gold because the participation rate may reduce your payment at maturity.

RISK FACTORS
--------------------------------------------------------------------------------

If the market price of gold has increased at the final valuation date, your return on the Notes will be less than the return on gold or a security directly linked to the market price of gold.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so and may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of the Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent determines your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the market price of gold and the frequency and magnitude of changes in the market price of gold will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to:

>    interest rates in the U.S. market;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory or judicial events that affect the market price of gold or that affect stock markets generally; and

>    the creditworthiness of UBS.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON YOUR NOTES.

You will not receive any periodic interest payments on your Notes.

HISTORICAL MARKET PRICE OF GOLD SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE MARKET PRICE OF GOLD DURING THE TERM OF THE NOTES.

The historical market price of gold should not be taken as an indication of the future market price of gold. As a result, it is impossible to predict whether the market price of gold will rise or fall. The market price of gold will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market price of gold discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-18, UBS or its affiliates may hedge our obligations under the Notes by purchasing options or futures on gold, exchange-traded funds or

RISK FACTORS
--------------------------------------------------------------------------------

other derivative instruments with returns linked to or related to changes in the market price of gold and they may adjust any of these hedges by, among other things, purchasing or selling any of the foregoing at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of gold and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in instruments linked to the market price of gold on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. In addition, in its capacity as a market-making member of the London Bullion Market Association, UBS quotes prices for the buying and selling of gold for spot and forward delivery on a daily basis. Any of these activities could adversely affect the market price of gold and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the market price of gold. By introducing competing products into the marketplace in this manner, UBSor its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to gold that are not for the account of holders of the Notes or on their behalf. These activities may present a conflict between the holders' interests in the Notes and the interests of UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivative transactions for their customers and in accounts under their management. Moreover, UBS and UBSSecurities LLC have published, and in the future expect to publish, research reports on gold or companies related to the gold industry. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBSSecurities LLC or other affiliates may affect the market price of gold and, therefore, the market value of the Notes.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-17. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the ending price has occurred on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND UBS IN ITS CAPACITY AS A MARKET-MAKING MEMBER OF THE LONDON BULLION MARKET ASSOCIATION.

In its capacity as a market-making member of the LBMA, UBS quotes prices for buying and selling of gold for spot and forward delivery on a daily basis. As described below, if a market disruption event occurs or is continuing on the final valuation date, the calculation agent will determine the ending price based on quotations provided by at least three major gold bullion dealers that are members of the LBMA. Accordingly, in determining the ending price, the calculation agent may rely in part on a quotation provided by UBS in its capacity as a market-making member of the LBMA. This may present a conflict between our obligations as a market-making member of the LBMA and your interests as a holder of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

THE CALCULATION AGENT CAN POSTPONE THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

If the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date, the calculation agent will determine the ending price based on quotations provided by at least three major gold bullion dealers that are members of the London Bullion Market Association, which we refer to as "reference dealers." If the calculation agent is unable to determine the ending price on the basis of quotations provided by reference dealers, then the calculation agent will use the ending price on the next Gold Trading Day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Notes be postponed by more than five business days. As a result, the maturity date for the Notes could also be postponed, although not by more than five business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the ending price is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate based on its assessment, made in its sole discretion, of the ending price that would have prevailed in the absence of the market disruption event or such other reason. See "Specific Terms of the Notes--Market Disruption Event" on page S-14.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section of page S-3, "Supplemental Tax Considerations" on page S-20, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

--------------------------------------------------------------------------------


Operation of the Gold Bullion Market

THE FOLLOWING DISCUSSION OF THE OPERATION OF THE GOLD BULLION MARKET IS BASED ON PUBLICLY AVAILABLE INFORMATION AND IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. YOU SHOULD MAKE YOUR OWN INVESTIGATION INTO THE GOLD BULLION MARKET IN DETERMINING WHETHER THE NOTES ARE A SUITABLE INVESTMENT FOR YOU.

The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the London Bullion Market Association ("LBMA"), whose membership represents all sectors of the gold bullion market. The LBMA is currently comprised of 60 members, of which 9 are market-making members, plus a number of associate members around the world. UBS is currently a market-making member of the LBMA.

Twice daily during London trading hours there is a "fixing" which provides reference gold prices for that day's trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. These members meet each London business day at 10:30 a.m., to determine the London A.M. Fixing Price, and at 3:00 p.m., to determine the London P.M. Fixing Price via telephone. The five members of the fixing are currently the Bank of Nova Scotia--ScotiaMocatta, Barclays Bank Plc, Deutsche Bank AG, HSBC Bank USA, NA and Societe Generale. The fixing chairmanship rotates annually amongst these members.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The gold price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media.

The London Fixing Price is the most widely used benchmark for daily gold prices. As described under "Specific Terms of the Notes" on page S-13, the starting price of $425.40 is based on the London P.M. Fixing Price on the trade date, and the ending price will be based on the London P.M. Fixing Price on the final valuation date.

HISTORICAL GOLD PRICES

The market for gold bullion is global and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system; expectations of the future rate of inflation; the relative strength of, and confidence in, the U.S. dollar, the currency in which the price of gold is generally quoted; interest rates; gold borrowing and lending rates; and global or regional economic, financial, political, regulatory, judicial or other events. In addition, gold prices may be affected by industry factors such as industrial and jewelry demand; lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold; levels of gold production and production costs; and short-term changes in supply and demand because of trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors. See "Risk Factors" beginning on page S-6.

OPERATION OF THE GOLD BULLION MARKET
--------------------------------------------------------------------------------

The following table sets forth the historical values of the London P.M. Fixing Price on the last trading day of each month from February 1970 through July 25, 2005. PAST MOVEMENTS OF THE LONDON P.M. FIXING PRICE ARE NOT NECESSARILY INDICATIVE OF THE FUTURE LONDON P.M. FIXING PRICE. The historical experience of the London P.M. Fixing Price should not be taken as an indication of future performance and no assurance can be given that the London P.M. Fixing Price will not decrease in the future.

The closing level of the London P.M. Fixing Price on July 25, 2005 was $425.40 per ounce.

            [Data below represents line chart in the printed piece]

"1970"                        34.94
                              34.99
                              35.09
                              35.62
                              35.95
                              35.44
                              35.32
                              35.38
                              36.19
                              37.52
                              37.44
                              37.44
                              37.87
                              38.74
                              38.87
                              39.01
                              40.52
                              40.1
                              40.95
                              42.73
                              42.02
                              42.5
                              42.86
                              43.48
                              45.75
                              48.26
                              48.33
                              49.03
                              54.62
                              62.09
                              65.67
                              67.03
                              65.47
                              64.86
                              62.91
                              63.91
                              65.14
                              74.2
                              84.37
                              90.5
                              101.96
                              120.12
                              120.17
                              106.76
                              102.97
                              100.08
                              94.82
                              106.72
"1974"                        129.19
                              150.23
                              168.42
                              172.24
                              163.27
                              154.1
                              142.98
                              154.64
                              151.77
                              158.78
                              181.66
                              183.85
                              175.8
                              181.75
                              178.16
                              167
                              167
                              166.25
                              166.7
                              159.8
                              141.25
                              142.9
                              138.15
                              140.25
                              128.15
                              132.3
                              129.6
                              128.4
                              125.5
                              123.8
                              112.5
                              104
                              116
                              123.15
                              130.25
                              134.5
                              132.3
                              142.75
                              148.9
                              147.25
                              142.95
                              143
                              144.1
                              146
                              154.05
                              161.5
                              160.05
                              164.95
"1978"                        175.75
                              182.25
                              181.6
                              170.85
                              184.15
                              183.05
                              200.25
                              208.7
                              217.1
                              242.6
                              193.4
                              226
                              233.7
                              251.3
                              240.1
                              245.3
                              274.6
                              277.5
                              296.45
                              315.1
                              397.25
                              382
                              415.65
                              512
                              653
                              637
                              494.5
                              518
                              535.5
                              653.5
                              614.25
                              631.25
                              666.75
                              629
                              619.75
                              589.75
                              506.5
                              489
                              513.75
                              482.75
                              479.25
                              426
                              406
                              425.5
                              428.75
                              427
                              414.5
                              397.5
"1982"                        387
                              362.6
                              320
                              361.25
                              325.25
                              317.5
                              342.9
                              411.5
                              397
                              423.25
                              436
                              456.9
                              499.5
                              408.5
                              414.75
                              429.25
                              437.5
                              416
                              422
                              414.25
                              405
                              382
                              405
                              382.4
                              373.75
                              394.25
                              388.5
                              375.8
                              384.25
                              373.05
                              342.35
                              348.25
                              343.75
                              333.5
                              329
                              309
                              306.65
                              287.75
                              329.25
                              321.35
                              314
                              317.75
                              327.5
                              333.25
                              326.5
                              325.1
                              325.3
                              326.8
"1986"                        350.5
                              338.15
                              344
                              345.75
                              343.2
                              345.5
                              357.5
                              384.7
                              423.2
                              401
                              383.5
                              388.75
                              400.5
                              405.85
                              405.85
                              453.25
                              451
                              447.3
                              462.5
                              453.4
                              459.5
                              468.8
                              492.5
                              484.1
                              458
                              426.15
                              456.95
                              449
                              455.5
                              436.55
                              436.8
                              427.75
                              397.7
                              412.4
                              422.6
                              410.25
                              394
                              387
                              383.2
                              377.55
                              361.8
                              373
                              368.3
                              359.8
                              366.5
                              375.3
                              408.15
                              398.6
"1990"                        415.05
                              407.7
                              368.5
                              367.75
                              363.05
                              352.2
                              372.3
                              387.75
                              408.4
                              379.5
                              384.85
                              386.2
                              366
                              362.7
                              355.65
                              357.75
                              360.4
                              368.35
                              362.85
                              347.4
                              354.9
                              357.45
                              366.3
                              353.15
                              354.1
                              353.1
                              341.7
                              336.35
                              337.5
                              343.4
                              357.85
                              340
                              349
                              339.25
                              334.2
                              332.9
                              330.45
                              327.6
                              337.8
                              354.3
                              374.75
                              378.45
                              401.75
                              371.55
                              355.5
                              369.6
                              370.9
                              391.75
"1994"                        377.9
                              381.55
                              389.2
                              376.45
                              387.6
                              388.25
                              384
                              385.75
                              394.85
                              383.85
                              383.1
                              383.25
                              374.9
                              376.4
                              392
                              389.75
                              384.3
                              387.05
                              383.35
                              382.35
                              384
                              382.65
                              387.8
                              387
                              405.55
                              400.65
                              396.35
                              391.3
                              390.55
                              382
                              385.3
                              386.45
                              379
                              379.5
                              371.3
                              369.25
                              345.5
                              358.6
                              348.15
                              340.15
                              345.6
                              334.55
                              326.35
                              325.35
                              332.1
                              311.4
                              296.8
                              290.2
"1998"                        304.85
                              297.4
                              301
                              310.7
                              293.6
                              296.3
                              288.85
                              273.4
                              293.85
                              292.3
                              294.7
                              287.8
                              285.4
                              287.05
                              279.45
                              286.6
                              268.6
                              261
                              255.6
                              254.8
                              299
                              299.1
                              291.35
                              290.25
                              283.3
                              293.65
                              276.75
                              275.05
                              272.25
                              288.15
                              276.75
                              277
                              273.65
                              264.5
                              269.1
                              274.45
                              264.5
                              266.7
                              257.7
                              263.15
                              267.5
                              270.6
                              265.9
                              273
                              293.1
                              278.75
                              275.5
                              276.5
"2002"                        282.3
                              296.85
                              301.4
                              308.2
                              326.6
                              318.5
                              304.65
                              312.8
                              323.7
                              316.9
                              319.05
                              347.2
                              367.5
                              347.45
                              334.85
                              336.75
                              361.4
                              346
                              354.75
                              375.6
                              388
                              386.25
                              398.35
                              416.25
                              399.75
                              395.85
                              423.7
                              388.5
                              393.25
                              395.8
                              391.4
                              407.25
                              415.65
                              425.55
                              453.4
                              435.6
                              422.15
                              435.45
                              427.5
                              435.7
                              414.45
                              437.1
"7/25/05"                     425.4



SOURCE: BLOOMBERG L.P.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of your Notes equal to the GREATER of:

     (i) $10

         OR

     (ii)$10 plus the supplemental redemption amount.

The "supplemental redemption amount" per $10 principal amount of the Notes will be determined by the calculation agent and will equal:

                      ending price - starting price
            $10 x ___________________________________ x participation rate starting price

The "starting price" equals $425.40, the gold spot price on the trade date.

The "ending price" will equal the gold spot price on the final valuation date.

The "participation rate" is a fixed percentage equal to 72%, which will be applied to the amount by which the ending price exceeds the starting price in determining the supplemental redemption amount.

For a discussion of these terms and the manner in which your payment at maturity will be determined, see "Specific Terms of the Notes--Payment at Maturity" beginning on page S-13.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the market price of gold and the frequency and magnitude of changes in the market price of gold will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, interest rates in the market, the time remaining to the maturity of the Notes, supply and demand for the Notes, global or regional economic, financial, political, regulatory, judicial or other events, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will not pay you interest during the term of the Notes.

PAYMENT AT MATURITY

At maturity, we will pay you in cash per $10 principal amount of your Notes the GREATER of:

   (i) $10

   OR

   (ii) $10 plus a supplemental redemption amount. The supplemental redemption amount will be determined by applying a participation rate equal to 72% to any increase in the market price of gold over the term of the Notes.

The "supplemental redemption amount" per $10 principal amount of the Notes will equal:

                        ending price - starting price
               $10 x ___________________________________ x participation rate starting price

The "starting price" equals $425.40, the gold spot price on the trade date.

The "ending price" will equal the gold spot price on the final valuation date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "participation rate" is a fixed percentage equal to 72% which will be applied to the amount by which the ending price exceeds the starting price in determining the supplemental redemption amount.

The "gold spot price" means the afternoon fixing price for one troy ounce of ..995 gold, expressed in U.S. dollars, as determined by the London Gold Market. This price is also referred to as the "London P.M. Fixing Price." For more information on the London P.M. Fixing Price, see "Operation of the Gold Bullion Market" on page S-10.

The "London Gold Market" means the market in London on which the members of the London Bullion Market Association, or its successors ("LBMA"), quote prices for the buying and selling of gold.

"gold" means gold bars or unallocated gold complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect.

A "Gold Trading Day" means any business day on which the London Gold Market is open for trading and the gold spot price is calculated and published.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note. Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

MATURITY DATE

The maturity date will be April 29, 2011, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with the manner described below under "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events below under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be April 25, 2011, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the next Gold Trading Day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date be postponed more than five business days, as described below under "--Market Disruption Event."

MARKET DISRUPTION EVENT

The calculation agent will determine the supplemental redemption amount, which will be based on the starting price and the ending price. If a market disruption event occurs or is continuing on the final valuation date, the calculation agent will determine the ending price based on quotations provided by at least three major gold bullion dealers that are members of the London Bullion Market Association, which we refer to as "reference dealers." If the calculation agent is unable to determine the ending price on the basis of quotations provided by reference dealers, then the calculation agent will use the ending price on the next Gold Trading Day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than five business days.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If it is not possible to determine the ending price at that time, either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the ending price that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in gold bullion on the London Gold Market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in gold futures or option contracts in the primary market for those instruments, as determined by the calculation agent in its sole discretion;

> the failure of the London Gold Market to announce or publish the London P.M. Fixing Price prior to or on the final valuation date, or a temporary or permanent discontinuance or unavailability of the London P.M. Fixing Price; and

> in any other event, the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-18.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in gold option or futures contracts.

For this purpose, an "absence of trading" in the primary securities market on which gold option or futures contracts are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

ALTERATION OF METHOD OF REPORTING THE LONDON P.M. FIXING PRICE

If the calculation agent determines that the method of reporting the London P.M. Fixing Price has been changed at any time in any respect that causes it not to fairly represent the London P.M. Fixing Price had such changes not been made, then the calculation agent may, on the final valuation date, make adjustments in the determination of the ending price that it believes are appropriate to ensure that the ending price used to determine the amount payable on the maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the gold spot price may be made by the calculation agent in its sole discretion.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

SPECIFIC TERMS OF THE NOTES

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a "business day" with respect to the Notes, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date," above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, the supplemental redemption amount, the ending price, market disruption events, Gold Trading Days, the default amount and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities linked to the market price of gold and listed and/or over-the-counter options and/or futures on gold prior to and on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may take or dispose of positions in listed or over-the-counter options and/or futures or other instruments based on the market price of gold.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of instruments designed to track the market price of gold.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2005 (UNAUDITED)                            CHF          USD
--------------------------------------------------------------------------------
                                                             (IN MILLIONS)

Debt
  Debt issued(1) ...................................       219,669      183,572
                                                           -------      -------
  Total Debt .......................................       219,669      183,572
Minority Interest(2) ...............................         5,616        4,693
Shareholders' Equity ...............................        38,130       31,864
                                                           -------      -------
Total capitalization ...............................       263,415      220,129
                                                           =======      =======

----------------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.83567.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined the comparable yield for the Notes is equal to 4.55% per annum, compounded semiannually, with a projected payment at maturity of $1,309.91 based on an investment of $10. Based upon this comparable yield, if you are an initial holder that holds a Note until maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $18.96 in 2005, $46.85 in 2006, $49.05 in 2007, $51.31 in 2008, $53.67 in 2009, $56.14 in
2010 and $33.94 in 2011. However, if the amount you receive at maturity is greater than $1,309.91, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in 2011 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $1,309.91, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in 2011 by an amount that is equal to such difference. If the amount you receive at maturity is less than $1,275.97, then you would recognize a net ordinary loss in 2011 in an amount equal to such difference.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment

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SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland

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SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold the Notes as your private property, you should consult with your own tax advisor. Your interest in the Notes will be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you will be taxed upon the difference between the sale proceeds and your initially invested amount.

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ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 1.65% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary .........................................      S-1
Risk Factors ..........................................................      S-6
Operation of the Gold Bullion Market ..................................     S-10
Valuation of the Notes ................................................     S-12
Specific Terms of the Notes ...........................................     S-13
Use of Proceeds and Hedging ...........................................     S-18
Capitalization of UBS .................................................     S-19
Supplemental Tax Considerations .......................................     S-20
ERISA Considerations ..................................................     S-23
Supplemental Plan of Distribution .....................................     S-24

PROSPECTUS

Introduction ..........................................................        3
Cautionary Note Regarding Forward-
  Looking Information .................................................        5
Incorporation of Information About
  UBS AG ..............................................................        7
Where You Can Find More Information ...................................        7
Presentation of Financial Information .................................        8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ...............................................        9
Capitalization of UBS .................................................        9
UBS ...................................................................       10
Use of Proceeds .......................................................       12
Description of Debt Securities We May
  Offer ...............................................................       13
Description of Warrants We May Offer ..................................       35
Legal Ownership and Book-Entry
  Issuance ............................................................       52
Considerations Relating to Indexed
  Securities ..........................................................       57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .......................................       60
U.S. Tax Considerations ...............................................       63
Tax Considerations Under the Laws of
  Switzerland .........................................................       74
ERISA Considerations ..................................................       76
Plan of Distribution ..................................................       77
Validity of the Securities ............................................       80
Experts ...............................................................       80





[UBS Logo Omitted] UBS

Principal
Protected
Notes

UBS AG $3,000,000
NOTES LINKED TO GOLD BULLION
DUE APRIL 29, 2011


PROSPECTUS SUPPLEMENT

JULY 25, 2005
(TO PROSPECTUS DATED FEBRUARY 27, 2003)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.